Exhibit 99.1

MGO Global and Heidmar Announce Form F-4 Registration Statement for Proposed Business Combination Has Been Declared Effective by SEC

MIAMI — LONDON, U.K. — ATHENS, Greece — (Globe Newswire) – February 5, 2025 – MGO Global Inc. (Nasdaq: MGOL), a digitally-native, lifestyle brand portfolio company, (“MGO,” “MGO Global” or the “Company”), and Heidmar, Inc., a global commercial and pool management business serving the drybulk, crude oil and refined petroleum product tanker market (“Heidmar”) via an asset light business model, today jointly announced that on February 4, 2025, the U.S. Securities and Exchange Commission (“SEC”) declared effective the registration statement (the “Registration Statement”) on Form F-4 (Registration No. 333-284004) of Heidmar Maritime Holdings Corp. (“Pubco”) filed with the SEC in connection with the previously announced business combination of MGO Global and Heidmar. The Registration Statement is available through the SEC’s website found at www.sec.gov.

MGO’s board of directors unanimously recommends that MGO stockholders vote “FOR” all of the proposals to be voted upon at the special meeting, including approval of the proposed business combination and definitive agreement.

MGO will hold its Special General Meeting of Stockholders (the “Special Meeting”) via a virtual meeting to vote on the approval and adoption of the business combination on February 14, 2025 at 11:00 a.m. Eastern Time. MGO stockholders may attend the Special Meeting via a live interactive webcast at www.virtualshareholdermeeting.com/MGOL2025SM; those interested in attending the virtual meeting will require the 16-digit meeting control number that will be printed on a proxy card accompanying a copy of the definitive proxy statement, which will be mailed to stockholders on or about February 4, 2025. MGO shareholders of record as of the close of business on December 18, 2024 are entitled to attend and vote at the Special Meeting. The business combination is expected to close shortly after shareholder approval at the Special Meeting, subject to the satisfaction of customary closing conditions.

Upon closing of the transaction contemplated by the business combination agreement, which is subject to approval by the stockholders of MGO, the parent of the combined companies will be PubCo. Following the closing, PubCo expects its ordinary shares to be listed for trading on the Nasdaq Capital Market under the symbol “HMR.”

MGO stockholders who need assistance in completing the proxy card, need additional copies of the proxy materials or have questions regarding the special meeting may contact MGO’s proxy solicitor, Alliance Advisors, LLC, by calling toll-free at 833-215-7311.

Advisors

Maxim Group LLC is serving as the exclusive financial advisor to MGO in connection with the Merger and Seaborne Capital Advisors is serving as exclusive financial advisor to Heidmar. Sichenzia Ross Ference Carmel, LLP is serving as legal counsel to MGO and Seward & Kissel LLP is serving as legal counsel to Heidmar.

About Heidmar, Inc.

Celebrating its 40th anniversary this year, Heidmar is an Athens based, first-class commercial and pool management business servicing the crude and product tanker market and is committed to safety, performance, relationships and transparency. With operations in Athens, London, Singapore, Chennai, Hong Kong and Dubai, Heidmar has a reputation as a reliable and responsible partner with a goal of maximizing our customers’ profitability. Heidmar seeks to offer vessel owners a “one stop” solution for all maritime services in the crude oil, refined petroleum products and dry bulk shipping sectors. Heidmar believes its unique asset light business model and extensive experience in the maritime industry allows the Company to achieve premier market coverage and utilization, as well as provide customers in the sector with seamless commercial transportation services. For more information, please visit www.heidmar.com.

About MGO Global Inc.

MGO Global is actively engaged in building a portfolio of independent, digitally native, lifestyle brands, which are unique and differentiated, yet all defined by distinctive, high-quality products and a shared commitment to delivering high-touch customer experiences across its ecommerce and wholesale channels. MGO is currently comprised of two business units: Americana Liberty, which markets a growing, high-end line of thoughtfully curated home and outdoor products, including Stand Flagpoles; and MGO Digital, which leverages data analytics, advanced technology-enabled marketing and our leadership’s industry relationships and expertise to identify, incubate and introduce to market new, authentic lifestyle brand concepts. For more information on MGO, please visit www.mgoglobalinc.com.

Additional Information and Where to Find It

In connection with the proposed transaction, PubCo and MGO have filed relevant materials with the SEC, including PubCo’s registration statement on Form F-4 that contains a proxy statement of MGO and the prospectus of PubCo, which proxy statement/prospectus will be mailed or otherwise disseminated to MGO’s shareholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MGO GLOBAL ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HEIDMAR, MGO GLOBAL, THE PROPOSED TRANSACTION, AND RELATED MATTERS. The proxy statement/prospectus and other relevant materials, and any other documents filed by PubCo and MGO with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by MGO by directing a written request to: MGO Global, Inc., 1515 SE 17th Street, Suite 121/#460596, Ft. Lauderdale, 33346. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

MGO and its directors, executive officers and certain other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the shareholders of MGO with respect to the proposed merger and related matters. Information about the directors and executive officers of MGO, including their ownership of shares of MGO common stock, is included in MGO’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 1, 2024, amended by Form 10-K/A filed on June 3, 2024 and further amended by Form 8-K filed on August 13, 2024 to recast its year-end financial statements to reflect the Company’s reportable discontinued operations. Additional information regarding the persons or entities who may be deemed participants in the solicitation of proxies from MGO shareholders, including a description of their interests in the proposed merger by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents to be filed with the SEC when they become available. The directors and officers of Heidmar do not currently hold any interests, by security holdings or otherwise, in MGO.

No Offer or Solicitation

No offering of securities in connection with the proposed transaction shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between PubCo, MGO and Heidmar. All statements other than statements of historical facts contained in this press release, including statements regarding PubCo’s, MGO Global’s or Heidmar’s future results of operations and financial position, PubCo’s, MGO’s and Heidmar’s business strategy, prospective costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated operations of PubCo, MGO and Heidmar, and the expected value of the combined company after the transactions, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of MGO’s securities; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the inability to complete the transactions contemplated by the transaction agreement, including due to failure to obtain approval of the shareholders of MGO or other conditions to closing in the transaction agreement; the inability to obtain or maintain the listing of PubCo ordinary shares on Nasdaq following the transaction; the risk that the transactions disrupt current plans and operations of MGO as a result of the announcement and consummation of the transactions; the ability to recognize the anticipated benefits of the transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; costs related to the transactions; changes in applicable laws or regulations; the possibility that PubCo, Heidmar or MGO may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the transactions, including those under “Risk Factors” therein, and in other filings with the SEC made by PubCo and MGO. Moreover, PubCo, Heidmar and MGO operate in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond PubCo’s, Heidmar’s and MGO’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, PubCo, Heidmar and MGO assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of PubCo, Heidmar or MGO gives any assurance that either Heidmar or MGO or PubCo will achieve its expectations.

CONTACT INFORMATION:

MGO Global Inc.	Heidmar, Inc.
Dodi Handy, Director of Communications	Nicolas Bornozis, Investor Relations/Media
Telephone: 407-960-4636	Telephone: 212-661-7566
Email: ir@mgoteam.com	Email: heidmar@capitallink.com

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